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                                                                   Exhibit 10.40


                                  CONFIDENTIAL

September 28, 1998


Implant Sciences
107 Audubon Road, #5
Wakefield, MA 01880-1246

Attn: Alan Lucas

Dear Alan,


In follow up to the meeting on September 2nd, this letter modifies the Research and Development Agreement dated May 1998 between Implant Sciences Corporation ("ISC") and Guidant Corporation ("Guidant") to reflect what has been discussed.



1. Guidant agrees to the ISC proposal to substitute [Redacted Text] for [Redacted Text]. All mention of [Redacted Text] should be replaced with [Redacted Text].


2. Guidant agrees to the ISC timeline extension for stent delivery as proposed by ISC on September 2nd, 1998.


         [Redacted Text] December 15th
         [Redacted Text] January 31st
         [Redacted Text] February 15th


         The second sentence of Section 4.5 of the May 1998 agreement, Term and Termination, shall be modified to reflect a nine month instead of six month anniversary as follows: Notwithstanding the foregoing, Guidant may terminate this Agreement at any time by written notice to ISC on or after the nine month anniversary of the date first written above if ISC has not delivered to Guidant radioactive stents ready for implanting in Guidant's animal studies for each of the three different isotopes identified in Section 3 above.

3.       Section 3 shall be modified as follows:


The isotopes and quantities listed as [Redacted Text], and [Redacted Text] shall instead read:



Upon delivery of [Redacted Text] stents satisfying the specifications defined in Exhibit Y: $[Redacted Text]



Upon delivery of [Redacted Text] stents satisfying the specifications defined in Exhibit Y: $[Redacted Text]



Upon delivery of [Redacted Text] stents satisfying the specifications defined in Exhibit Y: $[Redacted Text]


4. The "Suggested timeline" in Exhibit Y shall be modified to read as follows:
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                                  CONFIDENTIAL


Suggested Timeline*:

All isotopes delivered to the following schedule of isotopes, quantities, and delivery dates:


[Redacted Text]


*The total activity on the stent will be decided at the time of "order" (coordination with test sites is needed for the specific time).

Certainly, if there are any questions, please do not hesitate to call me at
(408) 235-3833. If you agree please sign both copies and return one back to me.

Sincerely,

/s/ illegible signature

Dana Mead
VP General Manager Stent Business Unit
Guidant Corporation

Agreed:

    /s/ Anthony J. Armini
By:______________________


Tony Armini
President
Implant Sciences Corporation